EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (No. 333-22217, No. 333-41754, No. 333-53380 and No. 333-75060) and Registration Statement on Form S-3 (No. 333-105414) of our report dated August 7, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California
September 26, 2003